UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2020

LIQUIDIA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38601	20-1926605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Liquidia Technologies, Inc. (the “Company”) approved the following 2020 base salaries, option grants, restricted stock unit (RSU) grants and cash bonuses attributable to 2019 performance for the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operations Officer (collectively, the “named executive officers”), as set forth below:

Name	Position	2020 Base Salary ($)		Cash Bonus ($)(1)		Number of Shares Underlying Stock Options (#)(2)(3)(4)	Number of RSUs (#)(2)(5)
Neal Fowler	Chief Executive Officer and Director	$524,100	(6)	$241,680		121,600	30,400
Richard D. Katz, M.D.	Chief Financial Officer	$380,400	(7)	$93,770	(8)	43,333	10,833
Robert Lippe	Chief Operations Officer	$432,900	(7)	$160,170		43,333	10,833

(1)	The cash bonuses were paid by the Company to the named executive officers in March 2019 in accordance with the Company’s payroll and reflects the achievement of 95% of the Company’s 2019 corporate goals, as determined by the Compensation Committee.

(2)	Grant date was March 18, 2020.

(3)	The exercise price of $3.31 reflects the per share fair market value of the Company's common stock, $0.001 par value per share (“Common Stock”), as determined by the closing price of the Company's Common Stock on the Nasdaq Capital Market on March 18, 2020, the grant date.

(4)	The options vest in equal monthly installments over a four-year period, becoming fully vested on March 18, 2024.

(5)	25% of the RSUs shall vest and settle into Common Stock on the one year anniversary of date of grant, with the remaining 75% of such RSUs vesting and settling into Common Stock in equal quarterly installments over the next three years, becoming fully vested on March 18, 2024.

(6)	Represents a 3.0% increase in Mr. Fowler’s annual base salary; effective January 1, 2020.

(7)	Represents a 2.7% increase in the officer’s annual base salary; effective January 1, 2020.

(8)	Represents a prorated portion of Dr. Katz’s 2019 cash bonus. Dr. Katz joined the Company as Chief Financial Officer in May 2019.

The annual cash bonuses, stock options and RSUs were awarded in the discretion of the Compensation Committee and were based on each named executive officer’s annual cash bonus and equity targets, as established by the Compensation Committee, and the Compensation Committee’s evaluation of the performance of each named executive officer. As a part of this performance evaluation, the Compensation Committee considered the achievement of the Company’s 2019 corporate goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 20, 2020	Liquidia Technologies, Inc.

	By:	/s/ Richard D. Katz, M.D.
		Name:	Richard D. Katz, M.D.
		Title:	Chief Financial Officer